Exhibit 10.4

Execution Version

U.S. PLEDGE AND SECURITY AGREEMENT

THIS U.S. PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of May 9, 2016 by and among the entities listed on the signature pages hereto (such listed entities, collectively, the “Initial Grantors” and, together with any other Domestic Subsidiaries of Weatherford International plc, an Irish public limited company (“WIL-Ireland”), whether now existing or hereafter formed or acquired, that become parties to this Security Agreement from time to time in accordance with the terms of the Credit Agreement described below by executing a Security Agreement Supplement hereto in substantially the form of Annex I, each, a “Grantor” and, collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for itself and on behalf and for the benefit of the other Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS

WIL-Ireland, Weatherford International Ltd., a Bermuda exempted company (the “Borrower”), the Administrative Agent and the Lenders are entering into that certain Term Loan Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement on the terms therein, including to make the Loans to the Borrower on the Effective Date.
ACCORDINGLY, the Grantors and the Administrative Agent, for itself and on behalf and for the benefit of the other Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS

1.1    Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement.

1.2    Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

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“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter of Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided, however that Collateral shall not include any Excluded Assets.
“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “F”.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC or Section 16 of the UETA, as applicable.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and Control of all deposits and balances held in a Specified Deposit Account maintained by such Grantor with such banking institution.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Determination Date” means the most recent to occur of (a) in the case of an Initial Grantor, the Effective Date or, in the case of any other Grantor, the date such Grantor becomes a party hereto and (b) the most recent date on which WIL-Ireland delivers to the Administrative Agent a Compliance Certificate accompanied by updated Exhibits to this Security Agreement pursuant to Section 4.14 hereof.
“Documents” shall have the meaning set forth in Article 9 of the UCC.
“Equipment” shall have the meaning set forth in Article 9 of the UCC.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Farm Products” shall have the meaning set forth in Article 9 of the UCC.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses in action, goodwill (including the goodwill associated with any

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Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Industrial Designs” means (a) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed in Exhibit “B”, (b) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (c) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (d) the right to sue for past, present and future infringements thereof, and (e) all of each Grantor’s rights corresponding thereto throughout the world.
“Intercompany Instrument” means an Instrument between a Grantor, as the payee thereunder, and WIL-Ireland or any of its Restricted Subsidiaries, as the payor thereunder.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantors,

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subject to the exclusions or limitations contained in Article II of this Security Agreement; provided, however, that Other Collateral shall not include any Excluded Assets.
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.
“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors to the extent constituting Collateral hereunder, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Secured Party as security for any Secured Obligations, and all rights to receive interest on said deposits.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral; provided, however, that Receivables shall not include any Excluded Assets.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Securities Account” has the meaning set forth in Article 8 of the UCC.
“Specified Deposit Account” means any Deposit Account of a Grantor other than (a) Excluded Accounts and (b) other Deposit Accounts to the extent that the aggregate cash or Cash Equivalent balance of all such other Deposit Accounts described in this clause (b) does not at any time exceed $5,000,000.
“Specified Intellectual Property” means any Intellectual Property of one or more Grantors (a) the aggregate book value of which exceeds $5,000,000 individually or in the aggregate, (b) which generates annual revenue, royalties or license fees of greater than $5,000,000 or (c) which, in the commercially reasonable judgment of the Grantors, is material to the conduct of all or a material portion of the business of WIL-Ireland and its Restricted Subsidiaries.
“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.
“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

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“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
“UETA” means the Uniform Electronic Transactions Act as in effect from time to time in any applicable jurisdiction.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Administrative Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement, that:
3.1    Title, Authorization, Validity and Enforceability. Subject to Section 3.12.10, such Grantor has good and valid rights in or the power to transfer its respective Collateral, free and clear of all Liens except for Liens permitted under Section 8.04 of the Credit Agreement, and has the corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except (i) as enforceability may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (ii) as to the enforceability of provisions for indemnification and the limitations thereon arising as a matter of law or public policy. When financing

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statements have been filed in the appropriate offices against such Grantor in the locations listed in Exhibit “E”, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 8.04 of the Credit Agreement.

3.2    Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof (a) will breach or violate any applicable Requirement of Law binding on such Grantor, (b) will result in any breach or violation of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien prohibited under the Credit Agreement upon any of its property or assets pursuant to the terms of (i) the Existing Senior Notes or any Existing Senior Notes Indenture or (ii) any other indenture, agreement or other instrument to which such Grantor is a party or by which any property or asset of it is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b)(ii) that collectively for the Grantors would not have a Material Adverse Effect, or (c) will violate any provision of such Grantor’s charter, articles or certificate of incorporation or formation, partnership agreement, by-laws or operating agreement (or similar constitutive document).

3.3    Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed, as of the applicable Determination Date, in Exhibit “A”.

3.4    Property Locations. Exhibit “A” lists, as of the applicable Determination Date, all of such Grantor’s locations where Inventory and Equipment constituting Collateral are located (other than any such location where the book value of all Inventory and Equipment located thereon does not exceed $10,000,000. Such Exhibit “A” shall indicate whether such locations are locations (i) owned by a Grantor, (ii) leased by such Grantor as lessee or (iii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor.

3.5    No Other Names; Etc. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”. The name in which such Grantor has executed this Security Agreement (or a Security Agreement Supplement) is, as of the date such agreement is executed and delivered, the exact name as it appears in such Grantor’s charter or certificate of incorporation or formation (or similar formation document), as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

3.6    [Reserved].

3.7    Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor and constituting Collateral are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper constituting Collateral arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be, except, in each case, as could not be reasonably expected to result in a Material Adverse Effect.

3.8    [Reserved].

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3.9    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by Section 8.04 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 8.04 of the Credit Agreement.

3.10    Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s state of organization, type of organization and state of organization identification number are, as of the applicable Determination Date, listed in Exhibit “G”.

3.11    Pledged Securities and Other Investment Property. Exhibit “D” sets forth, as of the applicable Determination Date, a complete and accurate list of the Instruments (other than Intercompany Instruments), Securities and other Investment Property constituting Collateral and delivered to the Administrative Agent. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “D” as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder or as permitted by Section 8.04 of the Credit Agreement. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute, as of the applicable Determination Date, the percentage of the issued and outstanding shares of stock (or other Capital Stock) of the respective issuers thereof indicated in Exhibit “D” hereto and (ii) all such Pledged Collateral held by a securities intermediary (including in a Securities Account) is covered by a control agreement among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control to the extent required by Section 4.5.

3.12    Intellectual Property.

3.12.1    Exhibit “B” contains a complete and accurate listing as of the applicable Determination Date of all of the below-described Specified Intellectual Property of each of the Grantors: (i) state, U.S. and foreign trademark registrations, applications for trademark registration and common law trademarks, (ii) U.S. and foreign patents and patent applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) domain names, (vi) proprietary computer software, and (vii) all forms of Specified Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Grantors or otherwise used by the Grantors under contract solely to the extent such Specified Intellectual Property is material to such Grantor’s business. All of the U.S. registrations, applications for registration or applications for issuance of such Specified Intellectual Property are valid and subsisting, in good standing and, subject to Section 3.12.10, are recorded or in the process of being recorded in the name of the applicable Grantor, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.2    Such Specified Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.

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3.12.3    Subject to Section 3.12.10, (i) no Person other than the respective Grantor (or any other Grantor) has any right or interest of any kind or nature in or to the Specified Intellectual Property, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Specified Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business, except as could not be reasonably expected to result in a Material Adverse Effect and (ii) each Grantor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Specified Intellectual Property, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.4    Each Grantor has taken or caused to be taken steps so that none of its Specified Intellectual Property, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than any Affiliate owners thereof and employees, contractors, customers, representatives and agents of the Grantors or such Affiliate owners who are parties to customary confidentiality and nondisclosure agreements with the Grantors or such Affiliate owners, as applicable.

3.12.5    To each Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantors to the Specified Intellectual Property or has breached or is breaching any duty or obligation owed to the Grantors in respect of the Specified Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.12.6    No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Specified Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.12.7    No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Specified Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

3.12.8    Each Grantor owns directly or is entitled to use, by license or otherwise, all Specified Intellectual Property necessary for the conduct of such Grantor’s business.

3.12.9    The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Specified Intellectual Property.

3.12.10    Each party hereto acknowledges that certain Specified Intellectual Property is owned in part by the Grantors and in part by Affiliates of the Grantors.

3.13    Specified Deposit Accounts and Securities Accounts. All of such Grantor’s Specified Deposit Accounts and Securities Accounts as of the applicable Determination Date are listed on Exhibit “H”.

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ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:
4.1    General.

4.1.1    [Reserved].

4.1.2    [Reserved].

4.1.3    Records. Each Grantor shall keep and maintain, in a manner consistent with prudent business practices, reasonably complete, accurate and proper books and records with respect to the Collateral owned by such Grantor.

4.1.4    Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 8.04 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 8.04 of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such Collateral in any other manner as the Administrative Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.” Each Grantor will take any and all actions reasonably necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien, in each case, not expressly permitted hereunder or under the Credit Agreement.

4.1.5    [Reserved].

4.1.6    [Reserved].

4.1.7    Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

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(i)	preserve its existence and corporate structure as in effect on the Effective Date (except as permitted by the Credit Agreement);

(ii)	not change its name or jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit “A”; and

(iv)	not change its taxpayer identification number or its mailing address,

unless, in each such case, such Grantor shall have given the Administrative Agent not less than ten (10) days’ (or such shorter period as the Administrative Agent may agree) prior written notice of such event or occurrence.

4.1.8    Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof or in respect of a Lien permitted under the Credit Agreement. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith prior to termination of this Security Agreement in accordance with the first sentence of Section 8.14. without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2    Receivables.

4.2.1    Certain Agreements on Receivables. During the occurrence and continuation of an Event of Default, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except as permitted by the Credit Agreement. Prior to the occurrence and continuation of an Event of Default, such Grantor may, in its sole discretion, adjust the amount of Accounts arising from the sale of Inventory or the rendering of services in substantially accordance with its present policies and in the ordinary course of business and as otherwise permitted under the Credit Agreement.

4.2.2    Collection of Receivables. Except as otherwise provided in this Security Agreement or as otherwise permitted under the Credit Agreement, each Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

4.2.3    Delivery of Invoices. Each Grantor will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by such Grantor and, if requested by the Administrative Agent, bearing such language of assignment as the Administrative Agent shall reasonably specify.

4.2.4    Disclosure of Counterclaim on Receivables. After the occurrence and during the continuation of an Event of Default, if (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable owned by such Grantor exists or (ii) to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Grantor will disclose such fact to the Administrative Agent in writing in connection with the inspection by the Administrative Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the Administrative Agent relating to such Receivable.

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4.2.5    Electronic Chattel Paper. Each Grantor shall promptly notify Administrative Agent if any amount in excess of $5,000,000, individually, or $10,000,000 in the aggregate payable under or in connection with any electronic chattel paper or a “transferable record” (as defined in the UETA), and shall take such action as the Administrative Agent may reasonably request to establish the Administrative Agent’s Control of such electronic chattel paper or transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of Control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or Section 16 of the UETA for a party in Control to allow without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

4.3    Maintenance of Goods. Each Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor and constituting Collateral in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be conducted in the ordinary course, consistent with past practices, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4    Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper and Instruments (other than Intercompany Instruments; provided that such Intercompany Instruments shall not be delivered to any Person which is not a Grantor or the Administrative Agent), in each case, to the extent evidencing amounts in excess of $5,000,000 individually, or $10,000,000 in the aggregate, and constituting Collateral (if any then exist) and Securities constituting Collateral (to the extent certificated), (ii) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any Chattel Paper and Instruments (other than Intercompany Instruments; provided that such Intercompany Instruments shall not be delivered to any Person which is not a Grantor or the Administrative Agent), in each case, to the extent evidencing amounts in excess of $5,000,000 individually or $10,000,000 in the aggregate, and constituting Collateral (if any then exist) and Securities (to the extent certificated), (iii) upon the designation by a Grantor of any Pledged Deposits (as set forth in the definition thereof) as Collateral, deliver to the Administrative Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall reasonably specify, (iv) upon the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent) any Document evidencing or constituting Collateral, and (v) upon the Administrative Agent’s request, deliver to the Administrative Agent, promptly after the delivery of a Compliance Certificate, a duly executed amendment to this Security Agreement, in the form of Exhibit “I” hereto (the “Amendment”), pursuant to which such Grantor will specify such additional Collateral pledged hereunder. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

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4.5    Uncertificated Securities and Certain Other Investment Property. Each Grantor will, following the reasonable request of the Administrative Agent (and after the occurrence and during the continuance of an Event of Default, will permit the Administrative Agent) from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property owned by such Grantor and constituting Collateral that are not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to Investment Property having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate and constituting Collateral owned by such Grantor held with a financial intermediary (including in a Securities Account), such Grantor shall, within thirty (30) days following the Effective Date or such later date on which it becomes a Grantor hereunder (in each case, or such later date as may be agreed to by the Administrative Agent in its sole discretion), cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

4.6    Stock and Other Ownership Interests.

4.6.1    Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.6.2    Exercise of Rights in Pledged Securities. Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to Pledged Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Pledged Collateral.

4.7    Specified Deposit Accounts. Each Grantor will cause each bank or other financial institution in which it maintains a Specified Deposit Account to enter into a Deposit Account Control Agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent in order to give the Administrative Agent Control of the Specified Deposit Account within thirty (30) days following the Effective Date or such later date on which it becomes a Grantor hereunder (in each case, or such later date as may be agreed to by the Administrative Agent in its sole discretion). In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

4.8    Letter of Credit Rights. Each Grantor will, upon the Administrative Agent’s request, cause each issuer of a letter of credit in excess of $5,000,000 individually or in the aggregate to consent to the assignment of proceeds of such letter of credit in order to give the Administrative Agent Control of the Letter of Credit Rights to such letter of credit.

4.9    [Reserved].

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4.10    [Reserved].

4.11    Intellectual Property.

4.11.1    If, after the date hereof, any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Exhibit “B”, then to the extent the foregoing constitutes Specified Intellectual Property, such Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. In the event the applicable Grantor does not comply with the previous sentence within a reasonable period of time, each Grantor also hereby authorizes the Administrative Agent to modify this Security Agreement unilaterally (i) by amending Exhibit “B” to include any future Patents, Trademarks and/or Copyrights constituting Specified Intellectual Property of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Exhibit “B” a description of such future Patents, Trademarks and/or Copyrights constituting Specified Intellectual Property.

4.11.2    As of the applicable Determination Date, no Grantor has any interest in, or title to, any Copyrights, Licenses, Patents or Trademarks that constitute Specified Intellectual Property, except as set forth in Exhibit “B”. As of the applicable Determination Date, this Agreement is effective to create a valid and continuing Lien on each Grantor’s interest in its Copyrights, Licenses, Patents and Trademarks that constitute Specified Intellectual Property and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit “E” hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s interest in Patents, Trademarks or Copyrights that constitute Specified Intellectual Property and are set forth in Exhibit “B” as of the applicable Determination Date shall have been taken and such perfected security interest shall be enforceable as such as against any and all creditors of and purchasers from any Grantor. As of the applicable Determination Date, no Grantor has any interest in any Copyright that is Specified Intellectual Property and is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified in Exhibit “B” attached hereto.

4.12    [Reserved].

4.13    Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim constituting Collateral belonging to such Grantor that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described in Exhibit “F”, which are all of such Grantor’s Commercial Tort Claims as of the Effective Date, then such Grantor shall give the Administrative Agent prompt notice thereof, but in any event not less frequently than quarterly. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

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4.14    Updating of Exhibits to Security Agreement. WIL-Ireland will provide to the Administrative Agent, concurrently with the delivery of each Compliance Certificate required by Section 7.01(e) of the Credit Agreement, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, WIL-Ireland shall indicate that there has been “no change” to the applicable Exhibit(s)). Any reference to any Exhibit herein shall mean such Exhibit after giving effect to any updates thereof by WIL-Ireland or such Grantor pursuant to this Section 4.14 or otherwise.

ARTICLE V
DEFAULT

5.1    Remedies.

5.11    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies:

(i)
Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default.

(ii)
Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)
Give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral.

(iv)
Without notice (except as specifically provided in Section 8.1 hereof or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(v)
Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to

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collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

5.1.2    The Administrative Agent, on behalf of the Secured Parties, shall comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.1.3    The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

5.1.4    Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

5.1.5    [Reserved].

5.1.6    Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.1.7    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 5.1.1 above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.2    Grantors’ Obligations Upon Default. Upon the written request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

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5.2.1    Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified in writing by the Administrative Agent.

5.2.2    Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.2.3    Prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance reasonably satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify.

5.2.4    Take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral.

5.3    License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, in each case, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory constituting Collateral directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell such Inventory which bears any trademark owned by or licensed to such Grantor and any such Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing

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signed by the Administrative Agent and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full.
ARTICLE VII
PROCEEDS; COLLECTION OF RECEIVABLES

7.1    Lockboxes. Upon request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Administrative Agent, which agreements, if so required by the Administrative Agent, shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

7.2    Collection of Receivables. The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter during the continuance of any Event of Default hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3    Special Collateral Account. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may require, by giving the Grantors written notice, that all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. The Administrative Agent shall from time to time deposit the collected balances in such cash collateral account into the applicable Grantor’s general operating account with the Administrative Agent. If any Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations.

7.4    Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Sections 4.01 and 9.04 of the Credit Agreement.

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ARTICLE VII
GENERAL PROVISIONS

8.1    Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party, or its or their agents, employees, officers, nominees or other representatives, as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2    Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control (or in the possession or under the care of any agent, employee, officer, nominee or other representative of the Administrative Agent or such other Secured Party). Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment,

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(xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3    Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4    Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and fails to so perform or pay and such Grantor shall reimburse the Administrative Agent for any reasonable and documented amounts paid by the Administrative Agent pursuant to this Section 8.4. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5    Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property which is Collateral as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) solely to the extent an Event of Default has occurred and is continuing and subject to the terms of Section 4.1.5 hereof, to enforce payment of the Instruments, Accounts and Receivables constituting Collateral in the name of the Administrative Agent or such

ACTIVE 214413513v.9

Grantor, (vi) solely to the extent an Event of Default has occurred and is continuing, to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable and documented payment made or any reasonable and documented expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.6    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in 5.2, or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.

8.7    Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy, subject to Section 8.2 hereof all respects.

8.8    [Reserved].

8.9    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement); provided that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, except as permitted under the Credit Agreement. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.11    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

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8.12    Taxes and Expenses. To the extent required by Section 4.02 of the Credit Agreement, any Other Taxes payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with, to the extent required by Section 4.02 of the Credit Agreement, interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all of its reasonable out-of-pocket expenses (including reasonable external legal, auditors’ and accountants’ fees) if and to the extent the Borrowers are required to reimburse such amounts under Section 11.03 of the Credit Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until Payment in Full. Notwithstanding the foregoing, the obligations of any individual Grantor under this Security Agreement shall automatically terminate to the extent provided in and in accordance with Section 11.22 of the Credit Agreement.

8.15    Entire Agreement. This Security Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.16    Governing Law; Jurisdiction; Waiver of Jury Trial.

8.16.1    THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.16.2    Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Loan Document shall (including this Section 8.16) affect any right that any Secured Party may otherwise have to bring any suit, action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

8.16.3    Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.16.2. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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8.16.4    Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement other than by facsimile. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.16.5    Each Grantor agrees that any suit, action or proceeding brought by any Grantor or any of their respective Subsidiaries relating to this Security Agreement or any other Loan Document against the Administrative Agent, any other Secured Party or any of their respective Affiliates shall be brought exclusively in the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, unless no such court shall accept jurisdiction.

8.16.6    The Administrative Agent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.16.7    The Administrative Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.16.2. The Administrative Agent hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.16.8    To the extent that any Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Grantor hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.

8.16.9    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

ACTIVE 214413513v.9

PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.17.    Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Secured Parties in accordance with Section 11.04 of the Credit Agreement, mutatis mutandis.

8.18.    Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.19.    Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the UETA.

ATTICLE IX
NOTICES

9.1    Sending Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 11.02 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Grantor, in the care of Weatherford International, LLC, as provided and at the notice address set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 11.02 of the Credit Agreement. Any notice delivered to WIL-Ireland or the Borrower on behalf of the Grantors shall be deemed to have been delivered to all of the Grantors.

9.2    Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

WEATHERFORD HOLDINGS U.S. LLC

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

WEATHERFORD U.S. HOLDINGS, L.L.C.

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

WEUS HOLDING, LLC

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

WEATHERFORD ARTIFICIAL LIFT
SYSTEMS, LLC

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

WEATHERFORD LIMITED PARTNER,
L.L.C.

By:	/s/ Jennifer Presnall
Name:	Jennifer Presnall
Title:	Vice President

Signature Page to U.S. Pledge and Security Agreement

WEATHERFORD U.S., L.P.

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

PRECISION DRILLING HOLDINGS, INC.

By:	/s/ Kamini D. Patel
Name:	Kamini D. Patel
Title:	President

PRECISION DRILLING LP, INC.

By:	/s/ Kamini D. Patel
Name:	Kamini D. Patel
Title:	President

PD HOLDINGS (USA), L.P.

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

PRECISION USA HOLDINGS, INC.

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

PRECISION ENERGY SERVICES, INC.

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

Signature Page to U.S. Pledge and Security Agreement

WEATHERFORD U.S. INVESTMENT, LLC

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

WEATHERFORD/LAMB, INC.

By:	/s/ Mark M. Rothleitner
Name:	Mark M. Rothleitner
Title:	Treasurer

Signature Page to U.S. Pledge and Security Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Dave Katz
Name:	Dave Katz
Title:	Executive Director

Signature Page to U.S. Pledge and Security Agreement